STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is ARRIVE TECHNOLOGY INC.
____.

2. The Certificate of Incorporation of the corporation is hereby amended by changing the Article thereof numbered Article I so that, as amended, said Article shall be and read as follows:
The name of the corporation is Arrive AI Inc.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed by:
Todd Pepmeier
2B2A993417564EC...

By:______________________________
Authorized Officer

Name: Todd Pepmeier, Chief Financial Officer
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State Of Delaware

Name Reservation Status

Reservation Name	Entity Name	Entity Type	Cost	Status	Expiration Date
3660097	Arrive AI INC.	Corporation	$75.00	Reserved	9/10/2024

Reservation Number	Entity Name	Entity Type	Cost ($)	Status	Expiration Date
5150611	Arrive AI INC.	Corporation	$75.00	Reserved	1/16/2025

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:47 PM 07/27/2023
FILED 04:47 PM 07/27/2023
SR 20233102805 - File Number 7953896

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Dronedek Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

FIRST: The name of the coporation is Arrive Technology Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 27th day of July, 2023.

By: [signature]
Authorized Officer

Title: Chief Executive Officer

Name: Daniel O'Toole
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